Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of FBRED-C Feeder REIT Trust (the “Company”) for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael A. Comparato, as Chief Executive Officer and President, and Jerome S. Baglien, as Chief Financial Officer, Chief Operating Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2026	/s/ Michael A. Comparato
Michael A. Comparato
Chief Executive Officer and President
(Principal Executive Officer)

Date: March 16, 2026	/s/ Jerome S. Baglien
Jerome S. Baglien
Chief Financial Officer, Chief Operating Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)